UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 17, 2014

Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-14492	34-1469491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 North Defiance Street, Archbold, Ohio	43502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code (419) 446-2501

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

ITEM 5.07.	Submission of Maters to a Vote of Securities Holders.

The Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. was held April 17, 2014. The Following three matters to be decided by vote were:

1.	A proposal to elect thirteen (13) directors of the Corporation.

The following individuals were elected as Directors of the Company to serve until the next annual meeting of stockholders.

	Votes Cast	Votes	Broker
	For	Withheld	Non-Vote
Dexter L. Benecke	2,832,182	54,865	497,685
Eugene N. Burkholder	2,832,482	54,565	497,685
Steven A. Everhart	2,792,623	94,423	497,685
Darryl N. Faye	2,819,305	67,742	497,685
Jo Ellen Hornish	2,792,149	94,898	497,685
Jack C. Johnson	2,810,372	76,675	497,685
Marcia S. Latta	2,794,262	92,785	497,685
Steven J. Planson	2,831,860	55,187	497,685
Anthony J. Rupp	2,829,434	57,613	497,685
James C. Saneholtz	2,817,316	69,730	497,685
Kevin J. Sauder	2,813,896	73,151	497,685
Paul S. Siebenmorgen	2,824,196	62,851	497,685
Steven J. Wyse	2,809,352	77,694	497,685

2.	An advisory vote to approve the executive compensation programs of the Company.

Votes Cast	Votes	Votes	Broker
For	Against	Abstained	Non-Vote
2,529,375	202,622	155,048	497,685

3.	An advisory vote on the appointment of the independent registered public accounting firm, BKD, LLP.

Votes Cast	Votes	Votes
For	Against	Abstained
3,293,764	67,012	23,956

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

FARMERS & MERCHANTS BANCORP, INC.
(Registrant)

Dated: April 23, 2014	/s/ Paul S. Siebenmorgen
Paul S. Siebenmorgen
President & Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President &
Chief Financial Officer